Exhibit 16.1

May 13, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Starbox Group Holdings Ltd. CIK Number: 0001914818

Dear Commissioners:

We have read Form 6-K dated May 13, 2024 of Starbox Group Holdings Ltd. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ YCM CPA Inc.
Irvine, California